Exhibit 99.2
WESTERN ALLIANCE BANCORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Summary of Transaction
On April 7, 2021, Western Alliance Bancorporation (“WAL” or the “Company”), completed its previously announced acquisition (the "Acquisition") of Aris Mortgage Holding Company, LLC, (“Aris”), the parent company of AmeriHome Mortgage Company, LLC (“AmeriHome” or “AHM”), pursuant to the terms of the Agreement and Plan of Merger, dated February 16, 2021 (the “Agreement”), by and among Western Alliance Bank (“WAB”), a wholly owned subsidiary of WAL, Aris, AmeriHome, A-A Mortgage Opportunities, LP (as a member of Aris and in its capacity as member representative for the other members of Aris), Western Alliance Equipment Finance, Inc., a wholly owned subsidiary of WAB, and WAB Mortgage Sub, LLC, a wholly owned subsidiary of WAEF. Pursuant to the Agreement, Aris merged with and into WAB Mortgage Sub with Aris surviving the merger as an indirect subsidiary of WAB. As a result of the Acquisition, AmeriHome is now an indirect subsidiary of the Company and will continue to operate as AmeriHome, a Western Alliance Bank company. Based on AmeriHome's closing balance sheet and a $275 million premium, total cash consideration was approximately $1.22 billion.
To support the Acquisition, the Company completed a registered direct offering in March 2021 in which it sold 2.3 million shares of its common stock at a price of $91.00 per share. Aggregate net proceeds from the offering totaled $209.2 million (net of $0.1 million in offering costs).
The foregoing description of the Acquisition is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on February 16, 2021.
Pro Forma Information
The unaudited pro forma information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the Notes to the Unaudited Pro Forma Combined Financial Statements. The Unaudited Pro Forma Combined Financial Statements have been adjusted to include estimated transaction accounting adjustments, which reflect the application of the accounting required by generally accepted accounting principles in the United States (“GAAP”), to illustrate the effects of the acquired business to the Company’s historical consolidated financial statements and is for informational purposes only. Certain reclassifications have been made to the historical financial statements of AmeriHome to conform to WAL's presentation, which are discussed in more detail in "Note 2. Reclassifications."
The Unaudited Pro Forma Combined Income Statement for the fiscal year ended December 31, 2020 combines the historical consolidated income statements of WAL and AmeriHome, giving effect to the Acquisition as if it had occurred on January 1, 2020. The Unaudited Pro Forma Combined Balance Sheet as of December 31, 2020 combines the historical consolidated balance sheets of WAL and AmeriHome, giving effect to the Acquisition as if it had occurred on December 31, 2020.
The pro forma information is based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:
•audited consolidated financial statements of WAL as of and for the year ended December 31, 2020, and the related notes included in WAL's Annual Report on Form 10-K for the year ended December 31, 2020; and
•audited consolidated financial statements of AmeriHome as of and for the year ended December 31, 2020, and the related notes included as an Exhibit to this Current Report on Form 8-K/A.
The pro forma information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America. The acquisition method of accounting is dependent upon certain valuations that are provisional and subject to change. The pro forma adjustments are based on the assumptions and information available at the time of the filing of this Form 8-K/A and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the Acquisition. The Company will finalize the acquisition accounting within the required measurement period, no later than one year from the acquisition date.
The Unaudited Pro Forma Combined Income Statement does not reflect any potential cost savings or synergies that may be realized as a result of the Acquisition and also does not reflect any integration-related costs to achieve those potential cost savings or synergies. The integration-related costs will continue to be expensed as incurred in the appropriate accounting periods following completion of the Acquisition. Although the Company projects that cost savings and synergies will result from the Acquisition, there can be no assurance that they will be achieved and such potential cost savings or synergies are subject to risks, uncertainties and other factors. For a detailed discussion of these risk factors, please refer to the risk, uncertainties and other factors described in the Company’s filings with the Securities and Exchange Commission.
The pro forma information should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements. The pro forma information is not necessarily indicative of what the financial position or results of operations would have been had the Acquisition occurred as of the dates indicated nor does it project the future financial position or operating results of the combined company.

Accounting Policies
WAL has completed a review of AmeriHome's accounting policies and concluded that, with the exception of the impact of adoption of the amendments to Topic 842, Leases, no policy adjustments are deemed necessary. The impact of adoption of the amendments to Topic 842, Leases, is discussed further in "Note 4. Adjustments to Unaudited Pro Forma Combined Balance Sheet."

WESTERN ALLIANCE BANCORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2020

(in millions)	WAL Historical	AHM Historical After Reclassifications[1]	Equity Issuance	Notes for Equity Issuance	Acquisition Adjustments	Notes for Acquisition Adjustments	Pro Forma Combined
Assets:
Cash and due from banks	$174.2	$283.4	$209.2	(4A)	$(27.0)	(4B)	$639.8
Interest-bearing deposits in other financial institutions	2,497.5	—	—		(1,233.5)	(4C)	1,264.0
Cash, cash equivalents and restricted cash	2,671.7	283.4	209.2		(1,260.5)		1,903.8
Investment securities - AFS, at fair value	4,708.5	—	—		—		4,708.5
Investment securities - HTM, at amortized cost	568.8	—	—		—		568.8
Less: allowance for securities losses	(6.8)	—	—		—		(6.8)
Net HTM investment securities	562.0	—	—		—		562.0
Investment securities - equity	167.3	—	—		—		167.3
Investments in restricted stock, at cost	67.0	—	—		—		67.0
Loans - HFS	—	2,807.9	—		—		2,807.9
Loans, net of deferred loan fees and costs	27,053.0	—	—		(93.3)	(4D)	26,959.7
Less: allowance for loan losses	(278.9)	—	—		—		(278.9)
Net loans held for investment	26,774.1	—	—		(93.3)		26,680.8
Mortgage servicing rights	—	985.9	—		(758.0)	(4E)	227.9
Premises and equipment, net	134.1	12.1	—		—		146.2
Operating lease right of use asset	72.5	—	—		13.3	(4F)	85.8
Bank owned life insurance	176.3	—	—		—		176.3
Goodwill[2]	289.9	1.5	—		198.4	(4G)	489.8
Intangible assets, net[2]	8.6	0.2	—		139.3	(4G)	148.1
Deferred tax assets, net	31.3	—	—		4.8	(4H)	36.1
Investments in LIHTC and renewable energy	405.6	—	—		—		405.6
Loans eligible for repurchase	—	2,539.6	—		—		2,539.6
Other assets	392.1	287.1	—		—		679.2
Total assets	$36,461.0	$6,917.7	$209.2		$(1,756.0)		$41,831.9
Liabilities:
Deposits:
Non-interest-bearing demand	$13,463.3	$—	$—		$—		$13,463.3
Interest-bearing	18,467.2	—	—		—		18,467.2
Total deposits	31,930.5	—	—		—		31,930.5
Customer repurchase agreements	16.0	—	—		—		16.0
Other borrowings	5.0	3,265.2	—		(810.5)	(4I)	2,459.7
Qualifying debt	548.7	—	—		—		548.7
Operating lease liability	79.9	—	—		20.8	(4F)	100.7
Loans eligible for repurchase	—	2,539.6	—		—		2,539.6
Other liabilities	467.4	144.4	—		5.0	(4J)	616.8
Total liabilities	33,047.5	5,949.2	—		(784.7)		38,212.0

WESTERN ALLIANCE BANCORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2020

(in millions)	WAL Historical	AHM Historical After Reclassifications[1]	Equity Issuance	Notes for Equity Issuance	Acquisition Adjustments	Notes for Acquisition Adjustments	Pro Forma Combined

Stockholders’ equity:
Common stock and additional paid in capital	1,390.9	—	209.2	(4A)	—		1,600.1
Members' equity	—	968.5	—		(968.5)	(4K)	—
Treasury stock, at cost	(71.1)	—	—		—		(71.1)
Accumulated other comprehensive income	92.3	—	—		—		92.3
Retained earnings	2,001.4	—	—		(2.8)	(4L)	1,998.6
Total stockholders’ equity	3,413.5	968.5	209.2		(971.3)		3,619.9
Total liabilities and stockholders’ equity	$36,461.0	$6,917.7	$209.2		$(1,756.0)		$41,831.9
(1)    Represents reclassifications to AmeriHome’s historical balance sheet as set forth in "Note 2. Reclassifications."
(2)    Represents change in presentation that will be effective in the second quarter of 2021 to separately present Goodwill and Intangible assets, net as separate line items.
See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

WESTERN ALLIANCE BANCORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
YEAR ENDED DECEMBER 31, 2020

(in millions, except per share amounts)	WAL Historical	AHM Historical After Reclassifications[1]	Acquisition Adjustments	Notes	Pro Forma Combined
Interest income:
Loans, including fees	$1,144.3	$65.6	$(6.1)	(5M)	$1,203.8
Investment securities	107.8	—	—		107.8
Dividends and other	9.7	1.3	—		11.0
Total interest income	1,261.8	66.9	(6.1)		1,322.6
Interest expense:
Deposits	70.4	—	—		70.4
Qualifying debt	23.9	—	—		23.9
Other borrowings	0.6	56.2	(14.2)	(5N)	42.6
Total interest expense	94.9	56.2	(14.2)		136.9
Net interest income	1,166.9	10.7	8.1		1,185.7
Provision for credit losses	123.6	—	—		123.6
Net interest income after provision for credit losses	1,043.3	10.7	8.1		1,062.1
Non-interest income:
Net gains on loans held for sale	—	738.8	—		738.8
Loan acquisition and origination fees	—	86.4	—		86.4
Net loan servicing revenue	—	38.3	(35.8)	(5O)	2.5
Early payoff income	—	28.1	(26.4)	(5O)	1.7
Service charges and fees	23.3	—	—		23.3
Income from equity investments	12.7	—	—		12.7
Income from bank owned life insurance	10.2	—	—		10.2
Commercial banking related income[2]	14.5	—	—		14.5
Foreign currency income	5.6	—	—		5.6
Fair value gain adjustments on assets measured at fair value, net	3.8	—	—		3.8
Other income[3]	0.7	4.6	(2.3)	(5O)	3.0
Total non-interest income	70.8	896.2	(64.5)		902.5
Non-interest expense:
Salaries and employee benefits	303.6	199.6	1.7	(5P)	504.9
Loan servicing	—	81.8	—		81.8
Loan acquisition and origination	—	33.0	(73.3)	(5O)	(40.3)
Early payoff expense	—	13.3	—		13.3
Legal, professional, and directors' fees	42.2	5.7	—		47.9
Data processing	35.7	12.2	—		47.9
Occupancy	34.1	3.3	—		37.4
Deposit costs	18.5	—	(2.1)	(5Q)	16.4
Insurance	13.3	1.3	—		14.6
Loan and repossessed asset expenses	7.1	—	—		7.1
Business development	5.5	—	—		5.5
Marketing	4.1	1.0	—		5.1
Card expense	2.2	—	—		2.2
Intangible amortization	1.6	—	4.3	(5R)	5.9
Net gain on sales / valuations of repossessed and other assets	(1.5)	—	—		(1.5)
Acquisition related expense	—	—	2.8	(5S)	2.8
Other expense	25.2	10.7	—		35.9
Total non-interest expense	491.6	361.9	(66.6)		786.9
Income before provision for income taxes	622.5	545.0	10.2		1,177.7
Income tax expense	115.9	—	140.0	(5T)	255.9
Net income	$506.6	$545.0	$(129.8)		$921.8

(1) Represents reclassifications to AmeriHome’s historical income statement as set forth in "Note 2. Reclassifications."
(2) Represents change in presentation that will be effective in the second quarter 2021, which consists of Card income and Lending related income and gains
(losses) on sale of loans, net as well as operating lease income (previously included in Other income).
(3) Represents change in presentation that will be effective in the second quarter 2021, which now includes Gain (loss) on sales of investment securities, net and no longer includes operating lease income (now reported as part of Commercial banking related income).

See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

WESTERN ALLIANCE BANCORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
YEAR ENDED DECEMBER 31, 2020

(in millions, except per share amounts)	WAL Historical	AHM Historical After Reclassifications[1]	Acquisition Adjustments	Notes	Pro Forma Combined
Earnings per share
Basic	$5.06		$3.93		$8.99
Diluted	5.04		3.93		8.97

	WAL Historical	AHM Historical After Reclassifications1	Equity Issuance	Notes	Pro Forma Combined
Weighted average shares outstanding
Basic	100.2		2.3	(4A)	102.5
Diluted	100.5		2.3	(4A)	102.8
See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

WESTERN ALLIANCE BANCORPORATION AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation
The accompanying Unaudited Pro Forma Combined Financial Statements and related notes were prepared using the acquisition method of accounting in accordance with the provisions of Accounting Standards Codification Topic 805 (“ASC 805”), Business Combinations, with WAL treated as the acquirer for accounting purposes. ASC 805 requires, among other things, that the assets acquired, including separately identifiable intangible assets, and liabilities assumed in a business combination be recognized at fair value as of the acquisition date. The fair value on the acquisition date represents management’s best estimates based on available information and facts and circumstances in existence on the acquisition date. The Unaudited Pro Forma Combined Financial Statements may differ from the Company’s final purchase accounting for a number of reasons, including the fact that the estimates of fair values of assets acquired and liabilities assumed as of the acquisition date are preliminary and therefore subject to change within the measurement period (up to one year from the acquisition date), at which time the valuation analysis and other studies are finalized. The preliminary purchase price allocation is discussed in "Note 3. Allocation of Purchase Price Consideration and Calculation of Goodwill."
Certain reclassifications have been made to the historical presentation of AmeriHome’s financial statements in order to conform to the financial statement presentation of the Company. These reclassifications are discussed further in "Note 2. Reclassifications."
Nonrecurring transaction costs that are incurred and paid by WAL or AmeriHome related to the Acquisition are included in the Unaudited Pro Forma Combined Financial Statements as of and for the year ended December 31, 2020. These adjustments are discussed further in "Note 4. Adjustments to Unaudited Pro Forma Combined Balance Sheet" and "Note 5. Adjustments to Unaudited Pro Forma Combined Income Statement."
The Unaudited Pro Forma Combined Financials Statements and related notes are being provided for illustrative purposes only and do not purport to represent what the combined company's actual results of operations or financial position would have been had the Acquisition been completed on the date indicated, nor are they necessarily indicative of the combined company's future results of operations or financial position for any future period. The Unaudited Pro Forma Combined Financial Statements also do not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

Note 2. Reclassifications
Certain reclassifications have been made to the historical financial statements of AmeriHome to conform to the financial statement presentation of WAL. These reclassifications have no effect on previously reported net income, total assets, total liabilities or members’ equity of AmeriHome.
Certain line items from AmeriHome’s consolidated balance sheet as of December 31, 2020 have been reclassified to WAL’s presentation, as set forth in the following table:

	December 31, 2020
	AHM Historical	Reclassifications	Notes	AHM After Reclassifications
(in millions)
Assets:
Cash and due from banks (A)	$283.4	$—		$283.4
Loans - HFS	2,807.9	—		2,807.9
Mortgage servicing rights	985.9	—		985.9
Derivative assets, net	75.9	(75.9)	(B)	—
Servicing advances	103.8	(103.8)	(B)	—
Accounts receivable	45.1	(45.1)	(B)	—
Premises and equipment, net	12.1	—		12.1
Goodwill	—	1.5	(C)	1.5
Intangible assets, net	—	0.2	(C)	0.2
Operating lease right of use asset	—	—		—
Loans eligible for repurchase	2,539.6	—		2,539.6
Other assets	64.0	223.1	(B), (C)	287.1
Total assets	$6,917.7	$—		6,917.7
Liabilities:
Warehouse borrowings	$2,541.0	$(2,541.0)	(D)	$—
Notes payable	662.9	(662.9)	(D)	—
Other borrowings	61.3	3,203.9	(D)	3,265.2
Operating lease liability	—	—		—
Derivative liabilities, net	15.4	(15.4)	(E)	—
Liability for losses under representations and warranties	6.8	(6.8)	(E)	—
Liability for loans eligible for repurchase	2,539.6	—		2,539.6
Accounts payable and accrued expenses	122.2	(122.2)	(E)	—
Other liabilities	—	144.4	(E)	144.4
Total liabilities	5,949.2	—		5,949.2
Members' equity	968.5	—		968.5
Total liabilities and members’ equity	$6,917.7	—		$6,917.7

Notes:
(A)Balance includes AmeriHome cash of $273.9 million and restricted cash of $9.5 million.
(B)Reclassification to consolidate Derivative assets, net, Servicing advances, and Accounts receivable line items into Other assets.
(C)Reclassification to separately present the balance of AmeriHome historical Goodwill and Other intangible assets, net from Other assets.
(D)Reclassification to consolidate Warehouse borrowings and Notes payable line items into Other borrowings.
(E)Reclassification to consolidate Derivative liabilities, net, Liability for losses under representations and warranties, and Accounts payable and accrued expenses line items into Other liabilities.

Certain line items from AmeriHome’s consolidated income statement for the year ended December 31, 2020 have been reclassified to WAL’s presentation, as set forth in the following table:

	Year Ended December 31, 2020
	AHM Historical	Reclassifications	Notes	AHM After Reclassifications
(in millions)
Interest income:
Loans, including fees	$65.6	$—		$65.6
Dividends and other	—	1.3	(A)	1.3
Total interest income	65.6	1.3		66.9
Interest expense:
Other short-term borrowings	56.2	—		56.2
Total interest expense	56.2	—		56.2
Net interest income	9.4	1.3		10.7
Non-interest income:
Net gains on loans held for sale	738.8	—		738.8
Loan acquisition and origination fees	86.4	—		86.4
Net loan servicing revenue	38.3	—		38.3
Early payoff income	—	28.1	(B)	28.1
Other income	34.0	(29.4)	(A), (B)	4.6
Total non-interest income	897.5	(1.3)		896.2
Non-interest expense:
Salaries and employee benefits	199.6	—		199.6
Loan servicing	81.8	—		81.8
Loan acquisition and origination	33.0	—		33.0
Early payoff expense	—	13.3	(C)	13.3
Legal, professional, and directors' fees	—	5.7	(D)	5.7
Data processing	12.2	—		12.2
Occupancy	3.3	—		3.3
Insurance	—	1.3	(D)	1.3
Marketing	—	1.0	(D)	1.0
Other expense	32.0	(21.3)	(C), (D)	10.7
Total non-interest expense	361.9	—		361.9
Net income	$545.0	$—		$545.0
Notes:
(A)Reclassification of interest and dividend income from Other income to Dividends and other.
(B)Reclassification to separately present Early payoff income from Other income.
(C)Reclassification to separately present Early payoff expense from Other expense.
(D)Reclassification to separately present Legal, professional, and directors' fees, Insurance, and Marketing expenses from Other expense.

Note 3. Allocation of Purchase Price and Calculation of Goodwill
The Unaudited Pro Forma Combined Balance Sheet reflects the transfer of $1.23 billion in cash consideration, which includes an increase of $12.9 million to the actual purchase price of $1.22 billion to account for AmeriHome's higher book value as of December 31, 2020. The purchase price consideration as shown in the table below is allocated to the tangible and intangible assets acquired and liabilities assumed of AmeriHome based on their preliminary estimated fair values, as further discussed above in "Note 1. Basis of Pro Forma Presentation."
The following table sets forth a preliminary allocation of the purchase price consideration to the fair values of the identifiable tangible and intangible assets acquired and liabilities assumed of AmeriHome, with the excess of the consideration paid over the preliminary estimated fair values of the identifiable net assets acquired recorded as goodwill, as if the pro forma transactions occurred as of December 31, 2020.

(in millions)
Consideration transferred (all cash)	$1,233.5
Assets acquired:
Cash and cash equivalents	256.4
Loans held for sale	2,807.9
Mortgage servicing rights	970.9
Premises and equipment, net	12.1
Operating right of use asset	13.3
Identified intangible assets	139.5
Loans eligible for repurchase	2,539.6
Deferred tax asset	4.8
Other assets	287.1
Liabilities assumed:
Other borrowings	(3,291.0)
Operating lease liability	(20.8)
Loans eligible for repurchase	(2,539.6)
Other liabilities	(146.6)
Net assets acquired	$1,033.6
Goodwill	$199.9
Acquired intangible assets consist of correspondent relationships, operating licenses, and trade name. The correspondent relationships and trade name intangible assets will be amortized over a 20 year estimated useful life. The operating licenses intangible asset was determined to have an indefinite useful life and is not subject to amortization.

Note 4. Adjustments to Unaudited Pro Forma Combined Balance Sheet
The accompanying Unaudited Pro Forma Combined Balance Sheet as of December 31, 2020 has been prepared as if the Acquisition had occurred as of December 31, 2020 and reflects the following adjustments (in millions, except per share amounts):
Adjustments Related to Equity Issuance
(A)Cash and due from banks and Common stock and additional paid in capital line items reflect an adjustment of $209.2 million in net proceeds resulting from the Company's registered direct offering in March 2021, pursuant to which the Company sold 2.3 million shares of its common stock at a price of $91.00 per share. The sale of 2.3 million shares of the Company's common stock is reflected as an adjustment to weighted average shares outstanding.
Adjustments Related to Acquisition
(B)Adjustment to reflect payment of AmeriHome estimated transaction costs of $27.0 million upon closing of the Acquisition and estimated proceeds of $743.0 million from MSR sales, as further discussed in adjustment (E). Estimated proceeds from MSR sales are then assumed to pay down AmeriHome borrowings, as reflected below as a reduction to cash and as a reduction to Other borrowings in adjustment (I).

AHM transaction costs	$(27.0)
MSR sales proceeds	743.0
MSR sales proceeds used to pay down borrowings	(743.0)
Total adjustment	$(27.0)
(C)Adjustment to reflect net cash consideration paid to acquire AmeriHome, adjusted by $12.9 million to account for AmeriHome's higher book value as of December 31, 2020.
(D)Adjustment to eliminate outstanding balance of WAL warehouse loans to AmeriHome that existed pre-acquisition. The corresponding elimination of the AmeriHome warehouse borrowings from WAL is reflected in adjustment (I).
(E)In contemplation of the Acquisition and the regulatory capital impact of mortgage servicing rights on the Company's capital ratios, AmeriHome expects to sell MSRs with respect to approximately $58 billion in unpaid principal balance of conventional loans and loans underlying MBS guaranteed by Ginnie Mae. The balance of MSRs was reduced by $743.0 million to reflect these MSR sales and a valuation adjustment of $15.0 million. In addition, an accrual of $9.7 million was made as an adjustment to Other liabilities for estimated transfer fees that will be incurred upon settlement of these MSR sales, as reflected in adjustment (J). Adjustments to the Unaudited Pro Forma Combined Income Statement have been made to reflect the impact of these MSR sales, see "Note 5. Adjustments to Unaudited Pro Forma Combined Income Statement," adjustment (O).
(F)Adjustment to recognize an Operating lease right of use asset and Operating lease liability to reflect the adoption of the amendments to Topic 842, Leases, by AmeriHome to conform with WAL accounting policies. The $7.5 million difference between the asset and liability relates to deferred rent and lease incentive liabilities prior to adoption, which are reversed in adjustment (J).
(G)Net adjustment to Goodwill and Intangibles assets, net is as follows:

Remove historical AHM goodwill	$(1.5)
Goodwill resulting from the Acquisition	199.9
Total adjustment to goodwill	$198.4

Remove historical AHM intangible assets	$(0.2)
Intangible assets acquired in the Acquisition:
Correspondent relationships	76.0
Operating licenses	54.0
Trade name	9.5
Total adjustment to intangible assets	$139.3
(H)Adjustment to reflect tax basis differences resulting from purchase accounting adjustments.
(I)Net adjustment to Other borrowings is as follows:

Removal of AHM historical debt issuance costs	$6.5
Removal of AHM warehouse borrowings from WAL	(93.3)
Fair value adjustment to Senior Notes due 2028	19.3
MSR sales proceeds used to pay down borrowings	(743.0)
Total adjustment	$(810.5)

(J)Net adjustment to Other liabilities is as follows:

Accrue transfer fee due upon MSR sale settlements	$9.7
Estimated transaction costs incurred by WAL in connection with the Acquisition	2.8
Reverse deferred rent and lease incentive liabilities upon adoption of ASC 842	(7.5)
Total adjustment	$5.0
(K)Adjustment to remove the historical balance of AmeriHome's members' equity.
(L)Adjustment to reflect estimated transaction costs incurred by WAL and are directly attributable to the Acquisition.

Note 5. Adjustments to Unaudited Pro Forma Combined Income Statement
The accompanying Unaudited Pro Forma Combined Income Statement for the year ended December 31, 2020 has been prepared as if the Acquisition had occurred as of January 1, 2020 and reflects the following adjustments (in millions):
(M)Adjustment to eliminate interest income on warehouse loans from WAL to AmeriHome that existed pre-acquisition. The corresponding elimination of the interest expense recognized by AmeriHome on their warehouse borrowings, which is net of deposit earnings credits, is reflected in adjustment (N).
(N)Net adjustment to Interest expense, Other short-term borrowings is as follows:

Eliminate interest expense on intercompany borrowings from WAL	$(1.2)
Reduced interest expense resulting from MSR sales	(9.4)
Remove amortization of AHM historical debt issuance costs	(1.0)
Amortization of fair value adjustment to Senior Notes due 2028	(2.6)
Total adjustment	$(14.2)
(O)Adjustment to reflect assumption that $743.0 million in MSRs were sold as of January 1, 2020 and the associated reduction in income and servicing expense for the entire fiscal year, as further discussed in "Note 4. Adjustments to Unaudited Pro Forma Combined Balance Sheet," adjustment (E).

Reduction to Net loan servicing revenue	$(35.8)
Reduction to Early payoff income	(26.4)
Reduction to Other income	(2.3)
Reduction to Loan servicing expense	(73.3)
(P)Adjustment to Salaries and employee benefits to reflect the estimated expense of acquisition-related retention awards granted to AmeriHome executives for the year ended December 31, 2020. The Company granted 34,972 shares of restricted stock to AmeriHome executives that vest over a three-year period. The grant date fair value of these awards totaled $3.2 million, which will be recognized over the three-year vesting period. In addition, the Company granted performance stock units of 17,562 to certain AmeriHome executives that do not vest unless the Company achieves a specified cumulative EPS target and total shareholder return ("TSR") performance measure over a three-year performance period. The number of shares issued will vary based on the cumulative EPS target and relative TSR performance factor that is achieved. The cost of performance stock units is estimated based upon the grant date fair value and expected vesting percentage over the three-year performance period. The grant date fair value of these awards totaled $1.8 million, which will be recognized over the three-year performance period.

Restricted stock granted to AHM executives	$1.1
Performance share units granted to AHM executives	0.6
Total adjustment	$1.7
(Q)Adjustment to remove expense recognized by WAL for deposit earnings credits due to AmeriHome. The corresponding elimination to remove deposit earnings credits recognized by AmeriHome is reflected in adjustment (N).
(R)Adjustment to Intangible amortization reflects estimated transaction-related intangible asset amortization for correspondent relationships and trade name.
(S)Adjustment to reflect estimated transaction costs incurred by WAL and are directly attributable to the Acquisition. Corresponding adjustments were made in the Unaudited Pro Forma Balance Sheet, as reflected in "Note 4. Adjustments to Unaudited Pro Forma Combined Balance Sheet," adjustments (J) and (L).
(T)Prior to the Acquisition, AmeriHome was a limited liability company and was treated as a partnership for federal and state income tax purposes, with income and deductions of AmeriHome reported on its members' returns. Accordingly, AmeriHome has not previously recorded expense for federal or state income taxes. This adjustment is to record income tax expense for pre-tax AmeriHome income and the pro forma income statement adjustments using an estimated combined effective tax rate of 25%.

Note 6. Earnings per Share
The components of pro forma basic and diluted earnings per share are as follows (in millions, except per share amounts):

Weighted average shares - basic	100.2
Shares issued in stock offering (4A)	2.3
Pro forma weighted average shares - basic	102.5

Weighted average shares - diluted	100.5
Shares issued in stock offering (4A)	2.3
Pro forma weighted average shares - diluted	102.8

Net income	$921.8
Earnings per share - basic	8.99
Earnings per share - diluted	8.97